                                                                    EXHIBIT 10.4

                        THE ERIE COUNTY INVESTMENT CO.

                               STOCK OPTION PLAN


                                   ARTICLE I

                                    Purpose

     The purposes of this Stock Option Plan (this "Plan") of The Erie County Investment Co., an Ohio corporation (the "Company"), are to enable the Company to (i) provide opportunities for certain persons, including directors, officers, key employees of the Company and certain other persons, as determined by the Committee, as defined in Article II below (the "Eligible Participants"), to acquire a proprietary interest in Good Times Restaurants, Inc. ("Good Times"),
(ii) increase incentives for the Eligible Participants to contribute to the Company's performance and future success, (iii) attract and retain individuals with exceptional business, managerial and administrative talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend, (iv) recognize and acknowledge the services contributed to the Company by Eligible Participants upon their retirement or departure from the Company and
(v) otherwise compensate Eligible Participants.


                                  ARTICLE II

                                  Definitions

     For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the following meanings:

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Committee" shall mean a committee of the Board, as the Board shall designate from time to time to administer this Plan.

     "Common Stock" shall mean the Common Stock, par value $.001 per share, of Good Times.

     "Current Position" shall have the meaning set forth in Article VI, Section
G.

     "Effective Date" shall have the meaning set forth in Article XI.

     "Eligible Participant" shall have the meaning set forth in Article I.

     "Exercise Price" shall have the meaning set forth in Article VI.

     "Fair Market Value" of the Common Stock shall mean the closing bid price of Good Times Common Stock on the NASDAQ Small Cap Market.

     "Nonqualified Stock Option" or "NQO" shall mean an Option granted under this Plan that does not comply with one or more requirements for an incentive stock option, as set forth in Section 422 of the Code.

     "Option" shall mean a Nonqualified Stock Option granted under this Plan.

     "Option Shares" shall mean shares of Good Times' Common Stock received by an Optionee upon exercise of an option.

     "Optionee" shall mean an Eligible Participant who has been granted one or more Options.

     "Stock Adjustment" shall have the meaning set forth in Article VII.

     "Stock Option Agreement" shall have the meaning set forth in Article VI.


                                  ARTICLE III

                                Administration

     A.   The Committee.  The Committee shall administer the Plan and shall have
          -------------
full power and authority to, in addition to other powers set forth herein, construe and interpret the Plan, resolve any conflict or ambiguity within the Plan, establish any and all rules and regulations for the operation of the Plan, establish any and all rules and regulations for the operation of the Committee and the performance by the Committee of its purposes and functions, and perform all other acts, including the delegation of administrative responsibilities, that it deems reasonable and proper. It is the intent of the Company that the Committee shall have plenary authority to administer the Plan consistent with the purposes hereof.

     The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum of the Committee. All action of the Committee shall be taken by a majority of its members. Any action of the Committee may be taken by a written instrument signed by a majority of the Committee's members, and any action so taken shall be as effective as if it had been taken by a vote of the Committee.

     B.   Powers of the Committee.  The Committee, without limitation and in its
          -----------------------
sole and absolute discretion, shall have full power and authority to:

          (a)  determine those persons who are Eligible Participants;

          (b) determine any conditions precedent and other applicable criteria in allocating and granting Options;

          (c) determine the number and type of each Option and the number of shares of Common Stock subject to each Option;

          (d) determine the Exercise Price of each option (subject to the terms and conditions set forth in this Plan and in any Stock Option Agreement);

          (e)  determine the grant date and exercise date of any Option;

          (f) impose any vesting restrictions or other restrictions on the exercise of an Option;

          (g) accelerate the exercise date or vesting schedule of an Option or otherwise amend or modify the terms of any Option or waive any condition related to any Option;

          (h) impose cancellation, transfer, forfeiture and other repurchase restrictions and limitations on any Option and Option Shares; and

          (i) determine any and all other terms, provisions and/or conditions regarding the grant or exercise of an Option, or the sale, exchange, gift, transfer, pledge or other disposition of Options and Option Shares.

     The terms and conditions of each Stock Option Agreement shall be determined solely in the discretion of the Committee, subject to the terms and conditions of this Plan. The terms and conditions of each Option and the related Stock Option Agreement may be different as among Optionees and/or as among Options granted to the same Optionee, except as otherwise provided herein.

     C.   Corrective Measures.  The Committee may correct any defect, supply any
          -------------------
omission or reconcile any inconsistency in this Plan, any Option or Stock Option Agreement or other related document, in the manner and to the extent it shall deem necessary, including amendments hereto or thereto approved by not less than a majority of the Committee.

     D.   Decisions Final.  Any decision made or action taken by the Committee
          ---------------
arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive and shall be binding upon all Optionees and their successors or assigns.

                                  ARTICLE IV

                     Number of Shares Subject to This Plan

     The aggregate number of shares of Common Stock available for Option grants under this Plan shall be established by the Company from time to time. If an Option or portion thereof shall expire or terminate for any reason without having been exercised, the unpurchased shares covered by such Option may be available for future grants of Options; provided, however, that in no event shall the Committee have any obligation to make such shares available for the grant of other Options under this Plan.


                                   ARTICLE V

                                  Eligibility

     Consistent with this Plan's purposes and the terms contained herein, Options may be granted to Eligible Participants at times and based on criteria that the Committee, in its sole discretion, determines are appropriate.


                                  ARTICLE VI

                          Option Terms and Conditions

     All Options granted under this Plan to Eligible Participants shall be evidenced by a Stock Option Agreement in substantially the form attached hereto as Exhibit A (a "Stock Option Agreement"), or such other form as the Committee
   ---------
shall approve from time to time. Each Stock Option Agreement shall be subject to the provisions of this Plan and such other provisions as the Committee may adopt, including the following provisions:

     A.   Exercise Price.  The exercise price (the "Exercise Price") per share
          --------------
for each Option granted under this Plan shall be set forth in the Stock Option Agreement.

     B.   Term of Option.  No Option shall be granted pursuant to this Plan
          --------------
after the date ten years after the Effective Date. Options that are outstanding after such date will, however, remain in effect until such Options are exercised or expire pursuant to their terms.

     C.   Assignability of Option.  An Option shall be exercisable only by the
          -----------------------
Optionee, his guardian or legal representative during his lifetime and shall not be assignable or transferable by the Optionee (including with respect to any lien or encumbrance) otherwise than by will or the laws of descent and distribution. Executors, administrators, heirs, successors and assigns of the Optionee shall be bound by the terms of the applicable Stock Option Agreement and this Plan.

     D.   Time of Exercise.  Each Option granted under this Plan shall be
          ----------------
exercisable on the date or dates, and during the period, and for the number of shares specified in the Stock Option Agreement(s) covering such Option grants. The Committee may establish vesting provisions applicable to an Option such that the Option becomes fully exercisable, for example, in a series of cumulating portions. The Committee may, in its discretion, permit the accelerated exercise of any Option, the exercise of all or a portion of which is subject to vesting provisions. Also, exercise of an Option may be accelerated upon the occurrence of an event of acceleration as described in any applicable Stock Option Agreement.

     E.   Exercise.  An Option or portion thereof shall be exercised by delivery
          --------
of a written notice of exercise to the Secretary of the Company and payment of the full Exercise Price to the Company. Until the certificates for Option Shares represented by an exercised Option are transferred to an Optionee, such Optionee shall not have any rights as a holder of Common Stock. No Option Shares shall be delivered upon any exercise of an Option until the requirements of all applicable laws, rules and regulations have, in the opinion of Company's counsel, been satisfied. Certificates for Option Shares to be delivered upon exercise of an Option shall be delivered as soon as practicable following exercise of an Option.

     F.   Payment.  The Exercise Price payable upon exercise of an Option or
          -------
portion thereof may be made:

          (a) in United States dollars in cash or by check, bank draft, money order or by wire transfer of immediately available funds;

          (b) in the discretion of the Committee, by delivery of shares of Common Stock with an aggregate value equal to the Exercise Price;

          (c) in the discretion of the Committee, by delivery of Options with an aggregate net value (i.e., the aggregate value of the Common Stock subject to such Options less the aggregate Exercise Price of such Options) equal to the Exercise Price;

          (d) in the discretion of the Committee, by (i) purchasing the Common Stock subject to such Options with the proceeds of a loan (or deemed loan) from the Company in an amount equal to the aggregate Exercise Price for such Options (the "Margin Purchase"), (ii) selling the Option Shares purchased to a third party within three (3) business days after the Margin Purchase and (iii) paying the aggregate Exercise Price for such Option Shares to the Company immediately upon the sale of such Option Shares; on the condition that, the Optionee shall, if requested by the Company, execute those documents required by the Company to evidence the foregoing loan from the Company to the Optionee, including, without limitation, a promissory note on terms to be determined by the Company.

          (e)  in the discretion of the Committee, by a combination of (a) ,
(b), (c) and/or (d) above.

     If the Optionee delivers shares of Common Stock or Options as payment of the Exercise Price upon exercise of an Option, the Committee shall determine acceptable methods for tendering such shares or Options by the Optionee and may impose such limitations and prohibitions on the use of Common Stock or Options for such purposes as it deems appropriate. Any Option tendered as payment of the Exercise Price shall be canceled by the Company upon receipt.

     G.   Termination of Service.  Subject to the terms set forth in any
          ----------------------
employment or other binding agreement, in the event an Optionee's Current Position (as defined below) with the Company is terminated, any Options held by the Optionee at the time of the termination shall be dealt with as follows:

          (a) In the event an Optionee's Current Position with the Company shall terminate for Cause (as defined below) while holding one or more Options, that portion of each Option that has not been exercised shall expire coincident with the termination of the Optionee's Current Position for Cause.

          (b) In the event an Optionee's Current Position with the Company shall terminate for any reason other than for Cause (other than by reason of death or disability), any Options or portion thereof that are exercisable on the date of such termination shall be exercisable until the date that is 30 days after such date of termination.

          (c) In the event an Optionee's Current Position with the Company shall terminate by reason of death or disability, any Options or portion thereof that are exercisable on the date of such termination shall be exercisable until the date that is six (6) months or one (1) year, respectively, after such date of termination.

     For purposes hereof, "Current Position" shall mean the Optionee's position with the Company as an employee, officer or independent contractor.

     For purposes of hereof, termination for "Cause" shall be defined as termination because of any of the following:

          (a) The willful and continued failure by Employee to substantially perform, or the gross negligence in the performance of, his duties hereunder other than because of disability;

          (b) The commission by Employee of misconduct that is injurious to the Company or a willful act of dishonesty;

          (c)  A conviction of, or a plea of guilty or nolo contendere by,
                                                       ---- ----------
Employee in connection with fraud or any crime that constitutes a felony in the jurisdiction involved; or

          (d) The commission by Employee of repeated acts of alcohol abuse that are injurious to the Company or the knowing use by Employee of any illegal substances.

The determination that the termination is for "Cause" shall be made in the reasonable discretion of the Company.

     Notwithstanding anything in this Article VI, Section G to the contrary, the Committee, in its sole discretion, may waive any restrictions contained in this Section, including any applicable vesting periods.


                                  ARTICLE VII

                                  Adjustments

     In the event of a stock dividend, stock split or other subdivision, consolidation or similar change in the outstanding shares of Common Stock or capital structure of Good Times which effects the Common Stock subject to an Option (collectively, a "Stock Adjustment"), the number of shares of Common Stock reserved or otherwise available for Options pursuant to this Plan and the Exercise Price per share of outstanding Options shall be equitably adjusted. Any stock dividend, stock split or other subdivision, consolidation or similar change in the capital structure of the Company shall have no affect on the Common Stock issued or reserved pursuant to this Plan or the Options granted pursuant to this Plan.


                                  ARTICLE VIII

                        Securities and Other Regulation

     A.   Applicable Law.  The obligation of the Company to transfer shares of
          --------------
Common Stock upon the exercise of Options shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect and required by governmental entities and the stock exchanges on which the Common Stock may then be traded and the Company's obligation to transfer such shares shall be subject to the compliance with such requirements.

     B.   Disclosures and Certificate  Legend.  Any person exercising an Option
          -----------------------------------
shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to transfer the Option Shares in compliance with the provisions of the Securities Act and any applicable state securities laws or any comparable laws.

                                  ARTICLE IX

                       Amendment and Termination of Plan

     A.   Amendment or Termination.  The Committee may at any time and from time
          ------------------------
to time suspend or terminate this Plan in whole or in part or amend this Plan in such respects as the Committee may deem appropriate and in the best interests of the Company.

     B.   No Impairment.  No amendment, suspension or termination of this Plan
          -------------
shall, without the Optionee's written consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under this Plan.


                                   ARTICLE X

                           Miscellaneous Provisions

     A.   No Right to Continued Employment.  No person shall have any claim or
          --------------------------------
right to be granted an Option and the grant of Options shall not be construed as giving an Optionee the right to be retained in the employ of, or retain any other relationship with (including a position as a director of), the Company. Further, the Company expressly reserves the right at any time to dismiss an Optionee with or without cause, free from any liability or claim under this Plan, except as provided herein or in another binding agreement (i.e. the employment of Optionee is "at will").

     B.   No Rights as Stockholders.  No Optionee or his heirs, successors or
          -------------------------
assigns shall have any rights with respect to any shares of Common Stock subject to an Option until the date of the transfer of stock certificates for such Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or other rights distributed with respect to the Common Stock for which the record date is prior to the date such stock certificate is issued, except as provided in Article VII.

     C.   Non-Transferability.  Except by will or the laws of descent and
          -------------------
distribution or as otherwise provided herein, no right or interest in any Option granted under this Plan shall be assignable or transferable.

     D.   Withholding Taxes.  To cover applicable withholding for income and
          -----------------
employment taxes in the event of the exercise of an NQO, the Company shall, in its discretion, withhold shares of Common Stock or other compensation, including salary, otherwise payable to the Optionee equal in value, based on their Fair Market Value, to the federal and state withholding taxes due upon said exercise.

     E.   Plan Expenses.  Any expenses of administering this Plan shall be borne
          -------------
by the Company.

     F.   Use of Exercise Proceeds.  The payment received from an Optionee in
          ------------------------
the exercise of Options shall be used for the general corporate purposes of the Company as determined by the Company.

     G.   Setoff.  All or part of any amount due and payable to Optionee
          ------
pursuant to this Stock Option Plan or the Stock Option Agreement may be setoff or applied by the Company, in its sole and absolute discretion, against any liability (contingent or otherwise) or reimbursement then due or hereafter arising, incurred by Optionee to the Company, including, but not limited to, any costs and expenses incurred by the Company with respect to any attempt by the Optionee to transfer, alienate, sell, assign, pledge or encumber any right or benefit under the Stock Option Agreement in violation of this Plan or the Stock Option Agreement.

     H.   No Liability of Committee Members and Indemnification Thereof.  No
          -------------------------------------------------------------
member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost and expense, including legal fees and costs, or liability, including any sum paid in settlement of a claim with the approval of the Board, arising out of any act or omission in connection with the Plan unless arising out of such person's own fraud or bad faith, provided that promptly after the institution of any such action, suit or proceeding by service of process on the Committee member, such member shall give the Company written notice thereof and an opportunity, at the Company's expense, to undertake to defend the same before such Committee member undertakes such defense on his own behalf, and provided that the Committee member cooperates with the Company in such defense and takes no actions (including inaction) which would materially prejudice the Company. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law, by contract or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the Certificate of Incorporation or bylaws of the Company or its subsidiaries.

     I.   Arbitration.  All disputes arising under this Plan or the Stock Option
          -----------
Agreement shall be submitted to binding arbitration in the County of Jefferson, Colorado, in accordance with the rules and procedures of the American Arbitration Association. The costs of the arbitration, including any enforcement thereof, and the fees and costs of counsel shall be borne as apportioned by the arbitrators taking into account the merits of the positions of the parties to the arbitration. The award of the arbitrators shall be final and binding and no party may appeal any award. An award shall be enforceable in any court of competent jurisdiction in the United States.

If any party proposes to take any action that would irrevocably injure the other party, such other party may seek, from an appropriate court, an injunction or restraining order to prevent such action pending resolution by arbitration.

     J.   Severability.  In the event any provision of this Plan shall be held
          ------------
to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability of such provision shall not affect the remaining provisions of this Plan, but shall be fully severable and this Plan shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

     K.   Governing Law.  This Plan and all provisions hereof shall be governed
          -------------
by and interpreted in accordance with the laws of the State of Colorado.


                                  ARTICLE XI

                    Board of Directors Adoption of the Plan

     This Plan has been adopted by the Board and will be effective on and as of March 1, 1998 (the "Effective Date").

                        THE ERIE COUNTY INVESTMENT CO.
                               STOCK OPTION PLAN

                                   EXHIBIT A

                            STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into as of the 1st day of March 1998, by and between the BOARD OF DIRECTORS (the "Board") of THE ERIE COUNTY INVESTMENT CO., an Ohio corporation (the "Company"), and ______________________, (the "Optionee").

     WHEREAS, the Company adopted that certain Stock Option Plan, dated as of March 1, 1998 (the "Stock Option Plan"), pursuant to which eligible participants may be granted an option to purchase shares of the common stock of Good Times Restaurants, Inc. ("Good Times"), par value $.001 per share (the "Common Stock"); and

     WHEREAS, the Company has determined that the Optionee is eligible and deserving of a grant of an Option.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.  Grant of Option.  The Optionee is hereby granted, as of March 1, 1998
          ---------------
(the "Grant Date"), this option (this "Option") to purchase _______ shares (the "Option Shares") of Common Stock. The Company may, from time to time, grant the Optionee one or more additional Options, each of which will be governed by a separate Stock Option Agreement.

      2.  Exercise Price.  The exercise price of this Option shall be $2.45 per
          --------------
share  (the "Exercise Price").

      3.  Term.  This Option shall expire on the date that is ten (10) years
          ----
after the Grant Date (the "Option Expiration Date").

      4.  Exercise of Option.  To the extent exercisable, this Option may be
          ------------------
exercised in whole or in part and from time to time (i) until fully exercised,
(ii) until the Option Expiration Date or (iii) until this Option terminates pursuant to the terms of this Agreement or the Stock Option Plan. In no event, however, shall this Option be exercisable in whole or in part after the Option Expiration Date.

     This Option may be exercised only by the Optionee, his guardian or legal representative during the Optionee's lifetime. Neither this Option nor any portion thereof or interest therein may be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution. Any sale, pledge, assignment or transfer other than by will or the laws of descent and distribution shall be void. Executors, administrators, heirs, successors and assigns of the Optionee shall be bound by the terms of this Agreement.

     Exercise of this Option shall not be effective until the Company has received written notice of exercise, specifying the number of whole Option Shares to be purchased. Such notice shall be accompanied by full payment of the aggregate Exercise Price for the number of Option Shares so purchased, in accordance with Article VI (F) of the Stock Option Plan. Thereafter, a certificate or certificates representing the Option Shares so purchased shall, within a reasonable time, be transferred to the Optionee's name and delivered to the Optionee, in compliance with applicable securities laws. Upon a partial exercise of this Option, this Agreement shall be automatically amended to reduce the number of Option Shares covered by this Agreement by the number of Option Shares so purchased without the necessity of the execution of a new agreement or a formal written amendment of this Agreement.

      5.  Vesting Schedule.  This Option shall vest and become exercisable
          ----------------
according to the following vesting schedule:

          (a) Subject to the provisions of Paragraph (b) below, all options granted on the Effective Date shall become vested in increments after each year of continuous employment with the Company (or an affiliate thereof), starting from the date the Optionee commenced employment with the Company (or an affiliate thereof), (the "Anniversary Date") as follows:

          Years of Continuous Employment                Percentage
          ------------------------------                ----------

               Fewer than 4                               0.00%
                    4                                    15.00%
                    5                                    14.00%
                    6                                    14.00%
                    7                                    14.00%
                    8                                    15.00%
                    9                                    14.00%
                    10                                   14.00%
                                                        ------
                                                        100.00%

     The Optionee's Anniversary Date, for purposes of this Option, shall be
______________.

          (b) Early Vesting.  Notwithstanding the vesting schedule of Paragraph
              -------------
(a) of this Section 5, if the Optionee has ten (10) or more years of continuous employment with the Company (or an affiliate thereof) on the Effective Date, all Options granted to the Optionee pursuant to this Stock Option Agreement shall vest as of the Effective Date.

      6.  Taxes.  To cover applicable withholding for income and employment
          -----
taxes in the event of the exercise of this Option, the Optionee authorizes the Company to, in the Company's discretion, withhold from any Option Shares to be issued to the Optionee upon exercise by the Optionee of all or a portion of this Option, a number of Option Shares based on their Fair Market Value (as defined in the Stock Option Plan) equal to the amount of any taxes required to be withheld by any federal, state or local law or regulation as a result of the exercise of this Option plus any amount necessary for the Company to satisfy the gain, if any, the Company would realize upon the sale of such stock.

      7.  Acceptance of Stock Option Plan.  The Optionee hereby acknowledges and
          -------------------------------
accepts the terms, conditions, and provisions of the Stock Option Plan and agrees to be bound thereby. Without limitation of the foregoing, the Optionee hereby agrees, individually and for his or her executors, administrators, heirs, successors, and assigns, that all decisions or interpretations of the Company or its duly authorized representatives with regard to any and all aspects of this Agreement and the Stock Option Plan and the administration thereof shall be binding, conclusive, and final, even if perceived by Optionee to be unfair or onerous. If any of the terms of this Agreement are inconsistent with the terms of the Stock Option Plan, the terms of the Stock Option Plan shall govern. The Optionee acknowledges that the Company has provided to the Optionee a copy of the Stock Option Plan and that the Optionee has had an opportunity to obtain legal and financial counsel with respect to the same.

      8.  Address for Notices.  The parties hereto designate as the respective
          -------------------
addresses for the receipt of any notice under this Agreement the addresses set forth below their signatures on this Agreement.

     The parties have executed this Agreement as of the date first written above.


THE ERIE COUNTY INVESTMENT CO.:          OPTIONEE:


By:_________________________________     By: ________________________________
Name (print):_______________________     Name (print):_______________________
Title:______________________________     Social Security Number: ____________


ADDRESS: 601 Corporate Circle            ADDRESS:
         Golden, Colorado 80401